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                                                                   EXHIBIT 10.20


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
            F/K/A NORWEST BANK MINNESOTA NORTH, NATIONAL ASSOCIATION

                      SEVENTH AMENDMENT TO CREDIT AGREEMENT

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THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is dated as of the
4th day of October, 2002, and is by and between A.S.V., Inc. (the "Borrower") and Wells Fargo Bank Minnesota, National Association, a national banking association (the "Bank").

REFERENCE IS HEREBY MADE to that certain Credit Agreement dated May 22, 1997 and First Amendment to Credit Agreement dated June 30, 1998 and Second Amendment to Credit Agreement dated January 25, 1999 and Third Amendment to Credit Agreement dated June 9, 1999, and Fourth Amendment to Credit Agreement dated June 1, 2000, and the Fifth Amendment to Credit Agreement dated June 1, 2001, and the Sixth Agreement to the Credit Agreement dated May 31, 2002 ("the Agreement") whereby the Bank agreed to provide a Ten Million and 00/100 Dollars ($10,000,000.00) line of credit to be used for working capital with a Line Expiration Date of the earlier of Demand or June 1, 2003.

WHEREAS, the Bank is willing to grant the Borrower's request, subject to the provisions of this Amendment;

NOW, THEREFORE, the Bank and the Borrower agree as follows:

         Page 6, Tangible Net Worth, of the Agreement is amended partially as follows: MAINTAIN A MINIMUM TANGIBLE NET WORTH OF AT LEAST $50,412,000.00 AS OF QUARTER ENDING 6/30/2002, $51,112,000 AS OF
         QUARTER ENDING 9/30/2002, $49,600,000 AS OF QUARTER ENDING 12/31/2002
         AND $49,350,000 AS OF QUARTER ENDING 3/31/2003 AND $49,350,000 AS OF
         QUARTER ENDING 6/30/2003.

THE BORROWER hereby represents and warrants to the Bank as follows:

         A. The Agreement constitutes a valid, legal and binding obligation owed by the Borrower to the Bank, subject to no counterclaim, defense, offset, abatements or recoupment.

         B. As of the date of the Amendment, (i) all of the representations and warranties contained in the Agreement are true and (ii) there exists no Event of Default and no event which, with the giving of notice or the passage of time, or both, could become an Event of Default.

         C. The execution, delivery and performance of this Amendment by the Borrower are within its corporate powers, have been duly authorized, and are not in contravention of law or the terms of the Borrower's Articles of Incorporation or by-laws, or of any undertaking to which the Borrower is a party or by which it is bound.

         D. Except as modified by the Amendment, the Agreement remains unchanged and in full force and effect.



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IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment as of the date first written above.

A.S.V., Inc.                                Wells Fargo Bank Minnesota,
                                            NATIONAL ASSOCIATION
By:/s/ Thomas R. Karges                     By: /s/ Gerald K. Johnson
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Its CFO                                     Its Vice President